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                                                                   Exhibit 16.06

MORRISON, BROWN, ARGIZ & FARRA, LLP
CERTIFIED PUBLIC ACCOUNTANTS







      May 16, 2006



      Audit committee of EPIXTAR Corp
      11900 Biscayne Boulevard
      Suite 700
      Miami, Florida 33181

      Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", requires that we disclose to you in writing all relationships between Morrison, Brown, Argiz & Farra, LLP (the "Firm") and its related entities and EPIXTAR Corp (the "Company") and its related entities that in our professional judgment may reasonably be thought to bear on independence.

      We are not aware of any relationships which may reasonably be thought to bear on our independence.

      We confirm that we are independent of the Company within the meaning of the federal securities laws administered by the Securities and Exchange Commission.

      The Company did not consult the Firm regarding either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements;

      Neither a written report nor oral advice was provided to the Company by the Firm that they concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; and

      The Company did not consult the Firm regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

      As further required by Standard No 1, we will be pleased to discuss our independence with respect to the Company with you.


      Very truly yours,


      /s/ Morrison, Brown, Argiz & Farra, LLP

      MORRISON, BROWN, ARGIZ & FARRA, LLP





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